CUSIP NO. 45810F 10 1     13D            Page 21 of 40 Pages





                                                                    EXHIBIT XVII





                                PLEDGE AGREEMENT

                          dated as of December 9, 1996

                                  by and among

                      JUPITER INTEGON LIMITED PARTNERSHIP,

                            JUPITER INDUSTRIES, INC.

                                       and

                            BANK OF AMERICA ILLINOIS






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CUSIP NO. 45810F 10 1     13D            Page 22 of 40 Pages






                       PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of December 9, 1996 (this "Agreement"), by and among JUPITER INTEGON LIMITED PARTNERSHIP, an Illinois limited partnership ("Pledgor"), JUPITER INDUSTRIES, INC., a Tennessee corporation ("Account Party"), and BANK OF AMERICA ILLINOIS ("Lender").

                     W I T N E S S E T H:

         WHEREAS, JBI, Inc. (f/k/a Celebrity Boats, Inc.) ("JBI") and Lender have previously entered into that certain Reimbursement Agreement, dated as of April 28, 1995 (as heretofore amended, the "Existing Reimbursement Agreement"; all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Reimbursement Agreement, as amended hereby (the "Reimbursement Agreement"));

         WHEREAS, under the terms of the Existing Reimbursement Agreement, Lender issued an Irrevocable Documentary Letter of Credit No. C7273686 in the stated amount of $2,000,000 for the account of JBI for the benefit of First National Bank of Chicago, as Escrow Agent, with an expiry date of April 28, 1996 (the "First Letter of Credit");

         WHEREAS, on May 4, 1995, Lender issued an Irrevocable Letter of Credit No. C7274002 in the stated amount of $125,000 for the account of JBI for the benefit of National Union Fire Insurance Company of Pittsburgh with an expiry date of April 28, 1996 (the "Second Letter of Credit"; together with the First Letter of Credit, the "Letters of Credit"), which Second Letter of Credit Lender and JBI intended to be subject to the terms and conditions of the Existing Reimbursement Agreement;

         WHEREAS, Account Party has previously delivered a Guaranty, dated April 27, 1995 (the "Guaranty"), to Lender guarantying all obligations of JBI to Lender, including, without limitation, JBI's obligations in respect of the Letters of Credit;

         WHEREAS, on July 25, 1995, Account Party and JBI merged, with Account Party constituting the surviving corporation and Account Party assuming by operation of law all obligations of JBI, including, without limitation, JBI's obligations under the Existing Reimbursement Agreement and in respect of the Letters of Credit;

         WHEREAS, on or about April 29, 1996, Lender extended the maturity date of the Letters of Credit for one year to April 28, 1997 (the Letters of Credit, as extended, the "Extended Letters of Credit") in consideration of Account Party
(i) acknowledging and agreeing that Account Party is the "Account Party" under the Existing Reimbursement Agreement for all purposes as if it were the original "Account Party" thereto and that each of the Letters of Credit constitutes a "Letter of Credit" for all purposes under the Existing Reimbursement Agreement, and (ii) cash collateralizing its obligations under the Existing Reimbursement Agreement pursuant to that certain Collateral Account Agreement, dated as of April 5, 1996, between Account Party and Lender (as heretofore amended, the "Collateral Agreement");






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CUSIP NO. 45810F 10 1     13D            Page 23 of 40 Pages





         WHEREAS, Account Party has requested Lender to terminate the Cash Collateral Agreement and its lien on and security interest in the Collateral (as defined in the Cash Collateral Agreement, herein the "Cash Collateral");

         WHEREAS, Lender is willing to terminate the Cash Collateral Agreement and its lien on and security interest in the Cash Collateral only if (i) Account Party acknowledges and agrees that it is the "Account Party" under the Reimbursement Agreement for all purposes as if it were the original "Account Party" thereto and that each of the Extended Letters of Credit constitutes a "Letter of Credit" for all purposes under the Reimbursement Agreement, and (ii) Pledgor collateralizes the obligations of Account Party under the Reimbursement Agreement and in respect of the Extended Letters of Credit pursuant to this Agreement and the other LC Documents (as defined in Section 12 hereof);

         WHEREAS, Pledgor desires to grant to Lender a lien on and security interest in the Collateral (as defined in Section 3 hereof) as security for the obligations of Account Party under the Reimbursement Agreement and in respect of the Extended Letters of Credit (collectively, the "Reimbursement Obligations");

         WHEREAS, each of Pledgor and Lender desires to evidence the security arrangement between Pledgor and Lender regarding the Reimbursement Obligations and the Collateral pursuant to this Agreement and the other LC Documents;

         WHEREAS, Account Party owns, either directly or indirectly, 100% of both the general and limited partnership interests in Pledgor; and

         WHEREAS, it is in the best interests of Pledgor to execute this Agreement and the other LC Documents to which it is a party, inasmuch as the Pledgor will derive substantial direct and indirect benefits therefrom, including without limitation, from the termination of the Collateral Agreement and the release by Lender of its lien on and security interest in the Cash Collateral;

         NOW, THEREFORE, in consideration for the termination of the Collateral Agreement and the release by Lender of its lien on and security interest in the Cash Collateral, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Account Party hereby agree with Lender that:

         SECTION 1 Incorporation. The recitals set forth above are incorporated by reference into this Agreement and made a part hereof.

         SECTION 2 Amendment of Reimbursement Agreement. As of the date hereof, but only upon the effectiveness of this Agreement pursuant to Section 12 hereof, the Existing Reimbursement Agreement is hereby amended such that (i) Account Party is substituted for JBI as the "Account Party" under the Existing Reimbursement Agreement for all purposes and as if Account Party were the original party to the Existing Reimbursement Agreement, (ii) the Extended Letters of Credit, taken together, constitute the "Letter of Credit" as defined in the Existing Reimbursement Agreement, for all purposes thereof, (iii) "Original Stated Amount" in the Existing Reimbursement Agreement means $2,125,000 and (iv) "Transaction Documents," as defined in the Existing Reimbursement Agreement, includes this Agreement and the other LC Documents. Account Party agrees that the Existing Reimbursement





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CUSIP NO. 45810F 10 1     13D            Page 24 of 40 Pages





Agreement, as amended hereby, is and remains in full force and effect and is hereby ratified and confirmed in all respects and constitutes an obligation of Account Party as if Account Party were the original party thereto. Account Party and Lender acknowledge that, upon the effectiveness of this Agreement pursuant to Section 12 hereof, the Guaranty and the Collateral Agreement are terminated.

         SECTION 3 Pledge. (a) In consideration of the termination of the Collateral Agreement and the release by Lender of its lien on and security interest in the Cash Collateral, and in consideration of all other financial accommodations heretofore or hereafter at any time made or granted to Pledgor or Account Party by Lender, in order to secure the prompt and complete payment and performance of the Reimbursement Obligations and all obligations and liabilities related thereto and all costs and expenses (including, without limitation, legal fees, which legal fees may include the allocated costs of in-house counsel for Lender) incurred by Lender in connection with the enforcement of the Reimbursement Obligations, this Agreement and the other LC Documents (collectively, the "Liabilities"), Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender and hereby grants to Lender a continuing security interest in all of the following (herein collectively called the "Collateral"):

                   (i) the shares of stock listed on Attachment 1 hereto (herein called the "Pledged Shares") and the certificates representing or evidencing the Pledged Shares, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                   (ii) all other property hereafter delivered to Lender by Pledgor in substitution for or in addition to any of the foregoing (including, without limitation, any and all Additional Shares (as defined below)), all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of, in exchange for or in addition to any or all thereof; and

                   (iii)  all proceeds of all of the foregoing;

         TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto Lender, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

              (b) Pledgor hereby agrees that in the event (any such event, a "Deficiency Event") the Market Value (as defined below) of the Collateral is at any time less than an amount (the "LC Amount") equal to the product of (i) two, multiplied by (ii) the sum of (A) the maximum aggregate amount available to be drawn under the Extended Letters of Credit at any time under any and all circumstances, plus (B) the aggregate amount of all unreimbursed payments and disbursements under the Extended Letters of Credit, Pledgor shall pledge, hypothecate, assign, transfer, set over and deliver unto Lender and grant to Lender a continuing security interest in, all pursuant to and in accordance with the terms and conditions of this Agreement and the other LC Documents, a number of additional shares of the issuer identified on Attachment 1 (the "Issuer") (any such additional shares, herein "Additional





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CUSIP NO. 45810F 10 1     13D            Page 25 of 40 Pages





Shares"; all of which Additional Shares shall be deemed "Pledged Shares" for all purposes of this Agreement) (including the certificates representing or evidencing such Additional Shares, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Shares, and all proceeds of such Additional Shares), as is necessary to cause the Market Value of the Collateral to equal or exceed the LC Amount; provided, however, that if, upon the occurrence of a Deficiency Event, Pledgor no longer owns any additional shares of the Issuer, or owns shares of the Issuer having a Market Value less than the amount by which the LC Amount exceeds the Market Value of the Collateral at such time, Pledgor shall pledge, hypothecate, assign, transfer, set over and deliver unto Lender and grant to Lender a continuing security interest in, all pursuant to and in accordance with the terms and conditions of this Agreement and the other LC Documents, such other property as shall be reasonably acceptable to Lender to cause the Market Value of the Collateral to equal or exceed the LC Amount; and provided, further, that at any time and from time to time, at Pledgor's expense, Pledgor shall promptly execute and deliver all instruments, documents or certificates, and take any and all other actions, as may be necessary or desirable, or that Lender may reasonably request, in order to effectuate the purpose and intent of this clause (b). As used in this Agreement, "Market Value" shall mean the value of any property as reasonably determined by Lender from time to time.

         SECTION 4 Representations, Warranties and Covenants.

              (a) Pledgor represents, warrants and covenants that: (i) Lender has a first priority, perfected security interest in all of Pledgor's right, title and interest in and to the Pledged Shares and the proceeds thereof, and the Pledged Shares are free and clear of any rights of any other Person (other than Lender), (ii) the Pledged Shares are duly authorized, validly issued, and fully paid and non-assessable, and (iii) Pledgor is the sole and lawful record and beneficial owner of all of the Pledged Shares and, for purposes of, and within the meaning of, Rule 144 under the Securities Act of 1933, as amended (the "Act"), at least three years have elapsed since the later of the date the Pledged Shares were acquired from the Issuer or from an affiliate of the Issuer. As of the date of the delivery of any Additional Shares (or any other certificates or instruments related to the Pledged Shares or any Additional Shares) to Lender, Pledgor represents and warrants that (1) its right, title and interest in and to such Additional Shares (and such other certificates and instruments) will be free and clear of any rights of any other Person and (2) it will have pledged all of its right, title and interest in and to such Additional Shares (and such certificates and instruments) and will have the right to pledge such Additional Shares (and such certificates and instruments) to Lender pursuant to this Agreement and the other LC Documents. Pledgor shall represent and warrant by delivery of any Additional Shares (or any other certificates or instruments), that Lender's security interest in all of Pledgor's right, title and interest in and to such Additional Shares (and such other certificates and instruments) and the proceeds thereof is protected against all Persons to the maximum extent permitted by law. All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge of the Pledged Shares have been paid in full and will hereafter be paid by Pledgor in full as such become due and payable.

              (b) Pledgor further represents and warrants to Lender that it is the sole and lawful owner of all of the Collateral, free of all liens, pledges, security interests, hypothecations or similar encumbrances of any kind, other than the security interest





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CUSIP NO. 45810F 10 1     13D            Page 26 of 40 Pages





hereunder, with full right to deliver, pledge, assign and transfer such Collateral to Lender as Collateral hereunder.

              (c) Pledgor additionally represents and warrants to Lender that
(i) it is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois, (ii) it is duly qualified and in good standing in each jurisdiction where, because of the nature of its business or properties, such qualification is required, (iii) it has full power and authority to own and hold under lease its property and to conduct its business substantially as currently conducted by it, (iv) its execution and delivery of the LC Documents to which it is a party and its performance of its obligations thereunder (A) are within its powers, (B) have been duly authorized by all necessary action (including, without limitation, approval of the limited partners of Pledgor, to the extent required), (C) have received all necessary governmental and any other approvals (if any shall be required), (D) do not and will not contravene or conflict with or create a default under (x) any law, rule or regulation to which Pledgor or any of its assets is subject, (y) Pledgor's certificate of limited partnership or limited partnership agreement, or (z) any contractual or legal restriction, or judgment, order or injunction, binding upon Pledgor or any of its assets or properties, and (E) will not result in or require the creation or imposition of any lien or encumbrance on any of Pledgor's assets or properties, other than in favor of Lender, (v) each LC Document to which Pledgor is a party is the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, and (vi) no litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding or investigation is pending or threatened against Pledgor which purports to affect the legality, validity or enforceability of any LC Document to which Pledgor is a party.

              (d) Account Party represents and warrants to Lender that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, (ii) it is duly qualified and in good standing in each jurisdiction where, because of the nature of its business or properties, such qualification is required, (iii) it has full power and authority to own and hold under lease its property and to conduct its business substantially as currently conducted by it, (iv) its execution and delivery of the LC Documents to which it is a party and its performance of its obligations thereunder (A) are within its corporate powers, (B) have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, to the extent required), (C) have received all necessary governmental and any other approvals (if any shall be required), (D) do not and will not contravene or conflict with or create a default under (x) any law, rule or regulation to which Account Party or any of its assets is subject, (y) Account Party's certificate of incorporation or bylaws, or (z) any contractual or legal restriction, or judgment, order or injunction, binding upon Account Party or any of its assets or properties, and (E) will not result in or require the creation or imposition of any lien or encumbrance on any of Pledgor's assets or properties, other than in favor of Lender, (v) each LC Document to which Account Party is a party is the legal, valid and binding obligation of Account Party enforceable against Account Party in accordance with its terms, (vi) no litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding or investigation is pending or threatened against Account Party which purports to affect the legality, validity or enforceability of any LC Document to which Account Party is a party, and (vii) its execution and delivery of each LC Document to which Pledgor is a party, as the general partner and on behalf of Pledgor, (A) are within its powers, (B) have been duly authorized by all necessary action (including, without limitation, approval of the limited partners of Pledgor, to the extent





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CUSIP NO. 45810F 10 1     13D            Page 27 of 40 Pages





required), (C) have received all necessary governmental and any other approvals (if any shall be required), (D) do not and will not contravene or conflict with or create a default under (x) any law, rule or regulation to which Pledgor or any of its assets is subject, (y) Pledgor's certificate of limited partnership or limited partnership agreement, or (z) any contractual or legal restriction, or judgment, order or injunction, binding upon Pledgor or any of its assets or properties, and (E) will not result in or require the creation or imposition of any lien or encumbrance on any of Pledgor's assets or properties, other than in favor of Lender.

              (e) Account Party additionally represents and warrants to Lender, that (i) Account Party is the sole general partner of Pledgor and directly and beneficially owns 100% of the general partnership interest in Pledgor, (ii) GME Holdings, Inc., a Delaware corporation ("GME"), and WJG, Inc., a Delaware corporation ("WJG"), are the only limited partners of Pledgor and together own 100% of the limited partnership interests in Pledgor, and (iii) Account Party directly and beneficially owns 100% of the issued and outstanding voting stock of each of GME and WJG.

              (f) So long as any of the Liabilities remain outstanding, Pledgor will, unless Lender shall otherwise consent in writing:

                   (i) at its sole expense, promptly deliver to Lender from time to time upon request of Lender such stock powers and other documents, satisfactory in form and substance to Lender, with respect to the Collateral as Lender may reasonably request to preserve and protect, and to enable Lender to enforce, its rights and remedies hereunder;

                   (ii) not sell, assign, exchange or otherwise transfer any of its rights to any of the Collateral;

                   (iii) not create or suffer to exist any lien, pledge, security interest, hypothecation or similar encumbrance of any kind against, in or with respect to any of Pledgor's right, title or interest in and to the Collateral, except for the pledge hereunder and the security interest created hereby;

                   (iv) not make or consent to any modification with respect to any of the Collateral, or enter into any agreement or permit to exist any restriction with respect to any of Pledgor's right, title or interest in and to the Collateral, other than pursuant hereto; and

                   (v) not take or fail to take any action which would in any manner impair the enforceability of Lender's security interest in any of the Collateral.

         SECTION 5 Care of Collateral. Lender shall be deemed to have exercised reasonable care with respect to Pledgor's interests in the custody and preservation of the Collateral if it takes such action for that purpose as Pledgor shall request in writing, but failure of Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of





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CUSIP NO. 45810F 10 1     13D            Page 28 of 40 Pages





the Collateral not so requested by Pledgor shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

         SECTION 6  Certain Rights Regarding Collateral and Liabilities.

              (a) Subject to Sections 6(c) and 7 hereof, Lender may from time to time after the occurrence of any Default (as defined in Section 8 hereof) without notice to Pledgor (i) transfer all or any part of the Collateral into the name of Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to Lender of any amounts due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (iv) take control of any proceeds of the Collateral.

              (b) Lender may, from time to time, at its sole discretion and without notice to Pledgor take any or all of the following actions: (i) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Account Party and Pledgor with respect to any of the Liabilities, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Pledgor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (iv) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to the Collateral for payment of any of the Liabilities, whether or not Lender (A) shall have resorted to any other property securing any of the Liabilities or any obligation hereunder or (B) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in the preceding clauses (i) through (v) being hereby expressly waived by Pledgor).

              (c) Lender shall have no right to vote the Pledged Shares or give consents, waivers or ramifications in respect thereof prior to the occurrence of a Default. After the occurrence of a Default, Pledgor shall have the right to vote any and all of the Pledged Shares and give consents, waivers and ramifications in respect thereof unless and until it receives notice from Lender that such right has been terminated.

         SECTION 7 Dividends, etc.

              (a)(i) So long as no Default has occurred and is continuing, Pledgor shall be entitled to receive any and all cash dividends on the Pledged Shares which it is otherwise entitled to receive, together with any and all dividends, distributions in property, returns of capital or other distributions and payments made on or in respect of the Pledged Shares (any and all of the foregoing, "Dividends"), but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the





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Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Issuer, or received in exchange for the Pledged Shares or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Collateral shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to Lender or its designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Lender's instructions) to be held subject to the terms of this Agreement and the other LC Documents.

                   (ii) If the Pledged Shares shall have been registered in the name of Lender or its agent, Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such dividend orders and other instruments as Pledgor may request for the purpose of enabling Pledgor to receive the dividends or other payments which it is authorized to receive and retain pursuant to clause (i) above.

              (b) Pledgor agrees to deliver (properly endorsed when required) to Lender, after a Default shall have occurred, promptly upon request of Lender, such proxies and other documents as may be necessary for Lender to exercise the voting power with respect to the Pledged Shares then or previously owned by Pledgor. In the event any Default has occurred and is continuing, any and all Dividends paid on or in respect of the Pledged Shares which may at any time and from time to time be received by Pledgor shall promptly be delivered by Pledgor to Lender, and until delivery to Lender, any and all such Dividends shall be held by Pledgor separate and apart from its other property in trust for Lender. Any and all Dividends paid over to or received by Lender pursuant to the provisions of this paragraph (b) shall be retained by Lender as additional Collateral hereunder and be applied in accordance with the provisions hereof.

         SECTION 8  Default.

              (a) The occurrence of any of the following events shall constitute a "Default" hereunder: (i) any Default under (and as defined in) the Reimbursement Agreement, (ii) failure by Pledgor or Account Party to comply with or perform any of its respective covenants or agreements herein set forth, and
(iii) any warranty or representation made by or on behalf of either Pledgor or Obligor herein, or otherwise in connection herewith, is inaccurate or incorrect or is breached or false or misleading in any respect as of the date such warranty or representation is made.

              (b) Upon the occurrence of a Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in Illinois or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Pledged Shares in exchange for cash or credit. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to Pledgor either at the address of Pledgor shown below, or at any other address of Pledgor appearing on the records of Lender. Any proceeds of any disposition of Collateral shall be applied as provided in Section 9 hereof. No rights and remedies of Lender expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be





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in addition to all other rights and remedies herein conferred, or conferred upon
Lender under any other LC Document, agreement or instrument relating to any of the Liabilities or security therefor or now or hereafter existing at law or in equity or by statute. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder or under any other LC Document shall impair or affect the rights of Lender in and to the Collateral.

              (c)(i) Pledgor agrees that in any sale of any of the Collateral whenever a Default shall have occurred and be continuing, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable nor accountable to Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                   (ii) Without limiting the rights of Lender under any other provision of this Agreement or any other LC Document, and in addition thereto, Pledgor agrees, to the maximum extent permitted by law, after a Default shall have occurred and be continuing, upon written request from Lender and at Pledgor's sole expense, to promptly execute and deliver all instruments, documents or certificates, and take any and all other actions, as may be necessary or desirable, or that Lender may reasonably request (including causing counsel to Pledgor or counsel to the Issuer to deliver such opinions as may be necessary or desirable in order for the Pledged Shares to be sold pursuant to Rule 144(k) of the Act), in order to permit Lender to sell, assign and otherwise transfer the Pledged Shares to the public without registration under the Act, pursuant to and in compliance with the Act (including using its best efforts to cause the removal of any restrictive or other legends from the Pledged Shares as Lender may request), and take comparable action to permit such sales under the securities laws of such United States jurisdictions as Lender may designate.

                   (iii) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary or desirable, or as may be reasonably requested by Lender, to make any offer, sale or resale to the public of all or any portion of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

              Without limiting the foregoing paragraph, if Lender decides to exercise its right to sell all or any of the Pledged Shares as exempt securities or in any exempt





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CUSIP NO. 45810F 10 1     13D            Page 31 of 40 Pages





transaction, upon written request, Pledgor shall, at Pledgor's expense, furnish or cause to be furnished to Lender all such information as Lender may request, and shall execute and deliver all instruments, documents or certificates, and take any and all other actions, as may be necessary or desirable, or that Lender may reasonably request, in order to qualify such Pledged Shares as exempt securities, or the sale or resale of such Pledged Shares as exempt transactions, under federal or state securities laws.

         SECTION 9 Application of Proceeds of Sale or Cash Held as Collateral. The proceeds of sale of Collateral sold pursuant to the terms of Section 8 hereof and, after a Default, the cash held as Collateral hereunder, shall be applied by Lender as follows:

                   First: to payment of all of the costs and expenses of Lender, including the expenses of such sale, the out-of-pocket costs and expenses of Lender and the reasonable fees and out-of-pocket costs and expenses of counsel (which may include the allocated cost of in-house counsel for Lender) employed in connection therewith, and to the payment of all advances made by Lender for the account of Account Party or Pledgor hereunder and the payment of all costs and expenses incurred by Lender in connection with the administration and enforcement of this Agreement and the other LC Documents, to the extent that such advances, costs and expenses shall not have been reimbursed to Lender;

                   Second: to the payment in full of the Liabilities in such order as Lender may determine from time to time in its sole discretion; and

                   Third: the balance, if any, of such proceeds shall be paid to Pledgor, its successors and assigns, or as a court of competent jurisdiction may direct.

         SECTION 10 Authority of Lender. Lender shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Lender by the terms hereof, together with such powers as are incidental thereto. Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Neither Lender, nor any director, officer or employee of Lender, shall be liable for any action taken or omitted to be taken by it or them hereunder or under any other LC Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Pledgor and Account Party each hereby agrees, jointly and severally, to reimburse Lender, on demand, for all costs and expenses incurred by Lender in connection with the administration of this Agreement and the other LC Documents to which they are parties and for all costs and expenses of the enforcement of any of Pledgor's and/or Account Party's covenants made in this Agreement and such other LC Documents (including, without limitation, costs and expenses incurred by any agent employed by Lender).

         SECTION 11 Termination. Pledgor agrees that its pledge hereunder shall (notwithstanding, without limitation, that at any time or from time to time all Liabilities may





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CUSIP NO. 45810F 10 1     13D            Page 32 of 40 Pages





have been paid in full), terminate only when all Liabilities (including, without limitation, any extensions or renewals of any thereof) and all interest thereon and all expenses (including, without limitation, attorneys' fees and legal expenses) paid or incurred by Lender in endeavoring to enforce this Agreement and the other LC Documents shall have been finally and indefeasibly paid in full and all other obligations of Account Party and Pledgor hereunder and thereunder have been fully paid and performed, at which time Lender shall reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor or to such Person or Persons as Pledgor shall designate, such of the Collateral (if any) as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof and of the other LC Documents and shall still be held by it hereunder and thereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by Lender and at the sole cost and expense of Pledgor.

         SECTION 12 Conditions Precedent. This Agreement shall not become effective until such time that:

              (a) Lender shall have received from Pledgor all of (or Lender shall have duly waived receipt of) the following, each in form and substance satisfactory to Lender:

                   (i)  a counterpart hereof duly executed by Pledgor;

                   (ii) duly completed and executed stock powers in respect of each certificate evidencing the Pledged Shares, each with a medallion signature guarantee (the "Stock Powers");

                   (iii) a UCC-1 financing statement duly executed by Pledgor, covering the Collateral and naming Pledgor as Debtor and Lender as Secured Party (the "Financing Statement");

                   (iv) a copy of the certificate of limited partnership and the limited partnership agreement of Pledgor, duly certified by an officer of Account Party, as the general partner and on behalf of Pledgor, as a true and correct copy of such certificate of limited partnership and limited partnership agreement in full force and effect as of the date hereof, together with copies of such other documents as may be necessary to evidence the authority of Pledgor to execute, deliver and perform this Agreement and the other LC Documents to which it is a party, duly certified by an officer of Account Party, as the general partner and on behalf of Pledgor;

                   (v) copies, certified by the secretary or an assistant secretary of Account Party of (A) resolutions of the Board of Directors of Account Party, as general partner and on behalf of Pledgor, authorizing or ratifying the execution, delivery and performance of this Agreement, the other LC Documents to which Pledgor is a party and the transactions contemplated hereby by Account Party, as the general partner and on behalf of Pledgor, and (B) all other documents evidencing any other necessary corporate action required to be taken by Account Party as the general partner and on behalf of Pledgor;

                   (vi) a certificate of the secretary or an assistant secretary of Account Party, certifying the names of the officer or officers of Account Party authorized





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CUSIP NO. 45810F 10 1     13D            Page 33 of 40 Pages





    to sign this Agreement and the other LC Documents to which Pledgor is a party as the general partner and on behalf of Pledgor, together with a sample of the true signature of each such officer;

                   (vii) the Acknowledgment and Consent of Limited Partners duly executed by each limited partner of Pledgor, acknowledging and consenting to the transactions contemplated by this Agreement and the other LC Documents (the "Acknowledgment");

                   (viii) a certificate of existence for Pledgor from the Secretary of State of the State of Illinois, and each other state where Pledgor is qualified to do business as a foreign limited partnership;

                   (ix)  an opinion of counsel to Pledgor and Issuer; and

                   (x) such other documents, certificates and assurances as Lender shall have requested.

              (b) Lender shall have received from Account Party all of (or Lender shall have duly waived receipt of) the following, each in form and substance satisfactory to Lender:

                   (i)  a counterpart hereof duly executed by Account Party;

                   (ii) a Federal Reserve Form U-1 of the Board of Governors of the Federal Reserve System (the "FRB") pursuant to Regulation U of the FRB, duly executed by Account Party and Pledgor (the "Form U-1"; and collectively with this Agreement, the Reimbursement Agreement, the Extended Letters of Credit, the Financing Statement, the Stock Powers, the Acknowledgment, the Form U-1 and any other document, instrument or certificate executed and delivered in connection with this Agreement, herein the "LC Documents").

                   (iii) copies, certified by the secretary or an assistant secretary of Account Party of (A) resolutions of the Board of Directors of Account Party authorizing or ratifying the execution, delivery and performance of this Agreement, the other LC Documents to which Account Party is a party and the transactions contemplated hereby by Account Party, and
    (B) all other documents evidencing any other necessary corporate action to be taken by Account Party;

                   (iv) a certificate of the secretary or an assistant secretary of Account Party, certifying the names of the officer or officers of Account Party authorized to sign this Agreement and the other LC Documents to which Account Party is a party on behalf of Account Party, together with a sample of the true signature of each such officer;

                   (v)  an opinion of counsel to Account Party; and

                   (vi) such other documents, certificates and assurances as Lender shall have requested.





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CUSIP NO. 45810F 10 1     13D            Page 34 of 40 Pages






              (c) For purposes of this Section 12, this Agreement shall be deemed to have become effective on the date hereof upon the giving by Lender to Pledgor and Account Party of notice to such effect.

         SECTION 13 Notices. Notices forwarded by mail shall be deemed to have been given three days after the date sent if sent by registered or certified mail, postage paid, and:

                   (i) if to Pledgor, addressed to Pledgor at its address shown below its signature hereto;

                   (ii) if to Account Party, addressed to Account Party at its address shown below its signature hereto; or

                   (iii) if to Lender, addressed to Lender at the address shown below its signature hereto; or

         in the case of any party hereto, at such other address as such party may, by written notice received by the other parties to this Agreement, have designated as its address for notices. Notices given by facsimile shall be deemed to have been given when confirmation of receipt is received by the sender. Lender shall be entitled to rely upon all telephone notices and Pledgor and Account Party shall, jointly and severally, hold Lender harmless from any loss, cost or expense ensuing from any such reliance.

         SECTION 14 Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that neither Pledgor nor Account Party shall be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof.

         SECTION 15 Submission to Jurisdiction; Waiver of Jury Trial. Lender may enforce any claim arising out of this Agreement or any other LC Document in any state or federal court having subject matter jurisdiction and located in Chicago, Illinois. For the purpose of any action or proceeding instituted with respect to any such claim, Pledgor and Account Party each hereby irrevocably submits to the jurisdiction of such courts. Nothing herein contained shall preclude Lender from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Pledgor and Account Party each irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court located in Chicago, Illinois and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. PLEDGOR, ACCOUNT PARTY AND LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LC DOCUMENT, OR UNDER ANY OTHER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH ARISING FROM ANY





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CUSIP NO. 45810F 10 1     13D            Page 35 of 40 Pages





LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LC DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 16 Governing Law; Interpretation. This Agreement has been made and delivered at Chicago, Illinois, and shall be governed by the internal laws of the State of Illinois without regard to conflict of law principles. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 17 Filing as a Financing Statement. At the option of Lender, this Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

         SECTION 18 Miscellaneous. (a) No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              (b) The section headings in this Agreement are inserted for convenience of reference only and shall not be considered a part of this Agreement or used in its interpretation.

              (c) Pledgor agrees that, if at any time all or any part of any payment theretofore applied by Lender to any of the Liabilities is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Account Party or any of its Subsidiaries), such Liabilities shall, for the purposes of this Agreement and the other LC Documents, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and the pledge by Pledgor hereunder shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Lender had not been made.

              (d) Pledgor and Account Party each hereby expressly waives: (i) notice of Lender's acceptance of this Agreement, (ii) notice of the existence or creation or nonpayment of all or any of the Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder or under any other LC Document, or any security for or guaranty of any of the foregoing.

              (e) Lender may, from time to time, without notice to Pledgor, assign or transfer any or all of the Liabilities or any interest therein, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Agreement and the other LC Documents,





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CUSIP NO. 45810F 10 1     13D            Page 36 of 40 Pages





and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Agreement and the other LC Documents to the same extent as if such assignee or transferee were Lender; provided, however, that, unless Lender shall otherwise consent in writing, Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement and the other LC Documents, for the benefit of Lender, as to those of the Liabilities which Lender has not assigned or transferred.

              (f) Lender is the current holder of all Liabilities but may in the future transfer, assign or sell certain Liabilities and thus acts hereunder and under the other LC Documents as agent for itself and any and all future holders of the Liabilities.

              (g) No action of Lender permitted hereunder or under any other LC Document shall in any way affect or impair the rights of Lender and the obligations of Pledgor and Account Party under this Agreement or any other LC Document. No claim or defense as to the invalidity or unenforceability of any or all of the Liabilities shall affect or impair the obligations of Pledgor or Account Party hereunder or under any other LC Document. The respective obligations of Pledgor and Account Party under this Agreement or any other LC Document shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge of Pledgor or Account Party.

              (h) No right or remedy herein conferred is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein conferred, or conferred upon Lender by any other LC Document, agreement or instrument or security, or now or hereafter existing at law or in equity or by statute. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

              (i) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same Agreement. One or more executed counterparts of this Agreement may be delivered by facsimile, with the intention that they shall have the same effect as an original counterpart hereof. Pledgor and Account Party each hereby acknowledges receipt of a true, correct and complete counterpart of this Agreement.

         [Remainder of Page Intentionally Left Blank]





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CUSIP NO. 45810F 10 1     13D            Page 37 of 40 Pages





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               JUPITER INTEGON LIMITED PARTNERSHIP

                               By: Jupiter Industries, Inc., its general partner


                               By: /s/
                                  ------------------------------
                               Name:
                               Title:

                               Address:

                               Suite 550
                               919 North Michigan Avenue
                               Chicago, Illinois 60611-1689



                               JUPITER INDUSTRIES, INC.


                               By: /s/
                                  ------------------------------
                               Name:
                               Title:


                               Address:

                               Suite 550
                               919 North Michigan Avenue
                               Chicago, Illinois 60611-1689



                               BANK OF AMERICA ILLINOIS


                               By: /s/
                                  ------------------------------
                               Name:
                               Title:


                               Address:

                               231 South LaSalle Street
                               Chicago, Illinois  60697





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CUSIP NO. 45810F 10 1     13D            Page 38 of 40 Pages





                         ATTACHMENT 1

                   LISTING OF STOCK PLEDGED




                                                   Certificates
     Pledgor            Issuer         Class     Numbers   Shares
     -------            ------         -----     -------   ------
 JUPITER INTEGON       INTEGON         Common    FC0865    100,000
     LIMITED         CORPORATION                 FC0866    100,000
   PARTNERSHIP                                   FC0868     15,000

                                                 FC0869     15,000

                                                 FC0870     15,000

                                                 FC0871     15,000